Exhibit 10

NUCOR CORPORATION

2014 OMNIBUS INCENTIVE COMPENSATION PLAN

as amended and restated effective February 21, 2022

NUCOR CORPORATION

2014 OMNIBUS INCENTIVE COMPENSATION PLAN

ARTICLE I INTRODUCTION		1
ARTICLE II DEFINITIONS; CONSTRUCTION		1
Section 2.1	Definitions	1
Appreciation Right		1
Award		1
Award Agreement		1
Base Price		1
Board		1
Cause		1
Change in Control		2
Code		3
Committee		3
Company		3
Common Share		3
Date of Grant		3
DGCL		3
Disability		3
Effective Date		3
Exchange Act		3
Fair Market Value		3
Good Reason		4
Incentive Award		4
Incentive Stock Options		4
Option Price		4
Optionee		4
Other Award		4
Outside Director		4
Participant		4
Performance Objectives		4
Performance Period		4
Performance Share		5
Performance Unit		5
Plan		5
Restricted Share		5
Restricted Share Unit		5
Retirement		5
Spread		5
Stock Option		5
Subsidiary		5
Section 2.2	Construction	5
ARTICLE III COMMON SHARES SUBJECT TO THE PLAN		6
Section 3.1	General	6

i

ii

NUCOR CORPORATION

2014 OMNIBUS INCENTIVE COMPENSATION PLAN

ARTICLE I
Introduction

The Company adopted and established the Nucor Corporation 2014 Omnibus Incentive Compensation Plan effective as of January 1, 2014, and the Plan was subsequently approved by the Company’s stockholders at the 2014 annual meeting held on May 8, 2014 and at the 2020 annual meeting held on May 14, 2020.  The Company desires to amend and restate the Plan to (a) eliminate the single trigger Change in Control vesting provisions for Awards made after the Effective Date and (b) otherwise meet current needs.

ARTICLE II
Definitions; Construction

Section 2.1Definitions. For purposes of the Plan, capitalized terms used herein shall have the following meanings:

“Appreciation Right” means a right granted pursuant to Article VI.

“Award” means an award of Stock Options, Appreciation Rights, Performance Units, Performance Shares, Restricted Shares, Restricted Share Units or Incentive Awards under the Plan.

“Award Agreement” means an agreement, certificate, resolution or other type or form of writing or other evidence approved by the Committee which sets forth the terms and conditions of an Award.  An Award Agreement may be in an electronic medium, may be limited to a notation on the books and records of the Company and, with the approval of the Committee, need not be signed by a representative of the Company or a Participant.

“Base Price” means the price used as the basis for determining the Spread upon the exercise of an Appreciation Right.

“Board” means the Board of Directors of the Company.

“Cause” means a Participant’s (a) continued willful failure to substantially perform and fulfill the Participant’s duties to the Company, (b) willfully engaging in gross misconduct materially and demonstrably injurious to the Company or (c) material breach of any written agreement between the Participant and the Company, provided, that with respect to an event giving the Company Cause for termination described in either of the foregoing clauses (a) or (c), as determined by the Committee in good faith, the Company has provided the Participant written notice thereof and the Participant has not cured such event, as determined by the Committee in good faith within fifteen (15) days following the date the Company provides such notice.

“Change in Control” means the occurrence of any one of the following events:

(a)individuals who, at the Effective Date, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director after the Effective Date and whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest (as described in Rule 14a-11 under the Exchange Act (“Election Contest”) or other actual or threatened solicitation of proxies or consents by or on behalf of any “person” (as such term is defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) other than the Board (“Proxy Contest”), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest, shall be an Incumbent Director;

(b)any person becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the Board (the “Company Voting Securities”); provided, however, that the event described in this subsection (b) shall not be a Change in Control if it is the result of any of the following acquisitions: (i) an acquisition directly by or from the Company or any Subsidiary; (ii) an acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, (iii) an acquisition by an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) an acquisition pursuant to a Non-Qualifying Transaction (as defined in subsection (c) below); or

(c)the consummation of a reorganization, merger, consolidation, statutory share exchange, liquidation, dissolution or similar form of corporate transaction involving the Company that requires the approval of the Company’s stockholders, whether for such transaction or the issuance of securities in the transaction (a “Reorganization”), or the sale or other disposition of all or substantially all of the Company’s assets (a “Sale”), unless immediately following such Reorganization or Sale:  (i) more than fifty percent (50%) of the total voting power of (x) the corporation resulting from such Reorganization or the corporation which has acquired all or substantially all of the assets of the Company (in either case, the “Surviving Corporation”), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of one hundred percent (100%) of the voting securities eligible to elect directors of the Surviving Corporation (the “Parent Corporation”), is represented by the Company Voting Securities that were outstanding immediately prior to such Reorganization or Sale (or, if applicable, is represented by shares into which Company Voting Securities were converted pursuant to such Reorganization or Sale), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Reorganization or Sale, (ii) no person (other than (x) the Company, (y) any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation, or (z) a person who immediately prior to the Reorganization or Sale was the beneficial owner of twenty-five percent (25%) or more of the outstanding Company Voting Securities) is the beneficial owner, directly or indirectly, of twenty-five percent (25%) or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation), and (iii) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Reorganization or Sale were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Reorganization or Sale (any Reorganization or Sale which satisfies all of the foregoing criteria, a “Non-Qualifying Transaction”).

“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute, and applicable regulations.

“Committee” means the Compensation and Executive Development Committee of the Board.

“Company” means Nucor Corporation, a Delaware corporation and any successor thereto, together with its Subsidiaries, collectively or individually, as the contest requires.

“Common Share” means a share of the common stock, par value of $0.40, of the Company or any security into which such share may be changed by reason of any transaction or event of the type referred to in Article XI.

“Date of Grant” means the date specified by the Committee on which an Award shall become effective.

“DGCL” is defined in Section 12.1.

“Disability” means “disability” or “disabled” as defined in any long-term disability plan sponsored by the Company in which the Participant participates.  In the event the Participant does not participate in any long-term disability plan sponsored by the Company, “disability” means the Participant is unable to engage in substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.  No Participant shall be considered to have a Disability unless he or she furnishes proof of the existence thereof in such form and manner, and at such times, as the Committee may require.

“Effective Date” means February 21, 2022 with respect to the amended and restated Plan set forth in this instrument.

“Exchange Act” means the Securities Exchange Act of 1934 and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.

“Fair Market Value” of a Common Share on any given date means (a) the closing price of such Common Share as reported on the New York Stock Exchange composite tape on the immediately preceding day or (b) if Common Shares were not traded on the New York Stock Exchange on such day, then on the next preceding day that Common Shares were traded on such exchange, all as reported by such source as the Committee may select.

“Good Reason” means, with respect to a Participant’s termination of employment with the following a Change in Control any of the following acts by the Company without the consent of the Participant (in each case, other than an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company within 10 days after receipt of notice thereof given by the Participant): (i) diminution of the Participant’s position, authority, title, reporting requirements, duties or responsibilities as in effect on the date immediately prior to the Change in Control, (ii) a reduction by the Company in the Participant’s base salary or target bonus opportunity as in effect on the date immediately prior to the Change in Control, or (iii) the Company’s requiring the Participant, without his or her consent, to be based at any office or location more than thirty-five (35) miles from the office or location at which the Participant was based on the date immediately prior to the Change in Control, or to travel on Company business to a substantially greater extent than required immediately prior to the Change in Control.

“Incentive Award” means a cash award to a Participant pursuant to Article VIII.

“Incentive Stock Options” means Stock Options that are intended to qualify as “incentive stock options” under Section 422 of the Code or any successor provision.

“Option Price” means the purchase price payable on exercise of a Stock Option.

“Optionee” means the optionee named in an Award Agreement evidencing an outstanding Stock Option.

“Other Award” means an award to a Participant pursuant to Article IX.

“Outside Director” means a member of the Board who is not also an employee of the Company.

“Participant” means any director, officer, employee or consultant of the Company or its Subsidiaries who is selected by the Committee to receive an award under the Plan.

“Performance Objectives” means the measurable performance objective or objectives established pursuant to the Plan for Participants who have received grants of Performance Units or Performance Shares, Incentive Awards or, when so determined by the Committee, Stock Options, Appreciation Rights, Restricted Shares and Restricted Share Units.  Performance Objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or of the Subsidiary, division, department, region or function within the Company in which the Participant is employed.  The Performance Objectives may be made relative to the performance of other corporations.

“Performance Period” means, in respect of a Performance Unit, Performance Share or Incentive Award, a period of time established pursuant to Article VII or VIII within which the Performance Objectives relating to such Performance Share, Performance Unit or Incentive Award are to be achieved.

“Performance Share” means a bookkeeping entry that records the equivalent of one Common Share awarded pursuant to Article VII.

“Performance Unit” means a bookkeeping entry that records a unit equivalent to $1.00 awarded pursuant to Article VII.

“Plan” means the Nucor Corporation 2014 Omnibus Incentive Compensation Plan, as set forth herein and as amended from time to time.

“Restricted Share” means a Common Share granted or sold pursuant to Article V of the Plan as to which neither the substantial risk of forfeiture nor the prohibition on transfers referred to in such Article V has expired.

“Restricted Share Unit” means a bookkeeping entry that records the equivalent of one Common Share awarded pursuant to Article V.

“Retirement” means the voluntary termination of a Participant’s employment after the date the Participant has attained such age and completed such years of service as may be specified by the Committee, and if required in the Award Agreement, with the approval of the Committee.

“Spread” means the excess of the Fair Market Value on the date when an Appreciation Right is exercised over the Base Price provided for in the Appreciation Right.

“Stock Option” means the right to purchase Common Shares from the Company upon the exercise of an option granted pursuant to Article IV.

“Subsidiary” means any corporation (other than the Company), limited liability company, or other business organization in an unbroken chain of entities beginning with the Company in which each of such entities other than the last one in the unbroken chain owns stock, units, or other interests possessing fifty percent (50%) or more of the total combined voting power of all classes of stock, units, or other interests in one of the other entities in that chain.

Section 2.2Construction.  To the extent the definitions ascribed to the terms in Section 2.1 are different from the definitions ascribed to the same or similar terms in any other employee benefit plan sponsored or maintained by the Company, the definitions in Section 2.1 shall govern and control for purposes of administering this Plan only and shall not affect or modify or otherwise be used for the administration of any such other employee benefit plan.  Whenever used herein, unless the context clearly indicates otherwise, a pronoun in the masculine gender shall include the feminine gender, and the singular shall include the plural and the plural the singular.  The conjunction “or” shall include both the conjunctive and disjunctive, and the adjective “any” shall mean one or more or all.  Article, section and paragraph headings in the Plan have been inserted for convenience of reference only and are to be ignored in any construction of the provisions hereof.  A reference to a “Section” or an “Article” means a Section or Article of the Plan and not of another source unless another source is specified or clearly indicated.  Any reference in the Plan to the masculine gender is for convenience of expression only and includes the feminine gender unless the context clearly indicates otherwise.

ARTICLE III
Common Shares Subject to the plan

Section 3.1General.  Subject to adjustment as provided in Article XI, the number of Common Shares that may be issued or transferred from and after January 1, 2014 (a) upon the exercise of Stock Options or Appreciation Rights, (b) as Restricted Shares and released from substantial risks of forfeiture thereof, (c) in payment of Restricted Share Units that have become vested, (d) in payment of Performance Units or Performance Shares that have been earned, (e) in payment of awards granted under Article IX or (f) in payment of dividend equivalents paid with respect to awards made under the Plan shall not exceed in the aggregate 19,000,000 (which amount represents the sum of 13,000,000 (the number of Common Shares available for issuance under the Plan when it was initially adopted effective January 1, 2014) plus 6,000,000 (the increase in the number of Common Shares available for issuance under the Plan made by the first amendment and restatement of the Plan effective February 17, 2020)).  Such Common Shares may be shares of original issuance, treasury shares or a combination of the foregoing.

Section 3.2Share Counting.  The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments in the number of Common Shares available under Section 3.1 or otherwise specified in the Plan or in any award granted hereunder if the number of Common Shares actually delivered differs from the number of Common Shares previously counted in connection with an award, provided such counting procedures comply with the requirements of this Section 3.2.  Common Shares subject to an award that is canceled, expired, forfeited, settled in cash or is otherwise terminated without a delivery of Common Shares to the Participant will again be available for awards.  Common Shares withheld in payment of the exercise price or taxes relating to an award and Common Shares surrendered in payment of any exercise price or taxes relating to an award shall be considered Common Shares delivered to the Participant and shall not be available for awards under the Plan.  In addition, if the amount payable upon exercise of an Appreciation Right is paid in Common Shares, the total number of Common Shares subject to the Appreciation Right shall be considered Common Shares delivered to the Participant (regardless of the number of Common Shares actually delivered to the Participant) and shall not be available for awards under the Plan.  This Section 3.2 shall apply to the number of Common Shares reserved and available for Incentive Stock Options only to the extent consistent with applicable regulations relating to Incentive Stock Options under the Code.

Section 3.3Award Limitations. Notwithstanding any other provision of the Plan to the contrary:

(a)in no event shall any Participant in any calendar year receive:

(i)an award of Stock Options, Appreciation Rights and Other Awards, in the aggregate, for more than 1,000,000 Common Shares, subject to adjustment as provided in Article XI;

(ii)an award of Performance Shares, Restricted Shares or Restricted Share Units specifying Performance Objectives covering more than 500,000 Common Shares, subject to adjustment as provided in Article XI;

(iii)Performance Units having an aggregate maximum value as of their respective Dates of Grant in excess of $10,000,000; or

(iv)an Incentive Award of more than $10,000,000; and

(b)the sum of the grant date value of equity-based awards and cash fees that may be granted or paid to an Outside Director as compensation for services as an Outside Director in any calendar year shall not exceed $750,000.

ARTICLE IV
Stock Options

The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting to Participants of Stock Options.  Each such grant may utilize any or all of the authorizations, and shall be subject to all of the limitations, contained in the following provisions:

(a)Each grant shall specify the number of Common Shares to which it pertains, subject to adjustments as provided in Article XI.

(b)Each grant shall specify an Option Price per share, which shall be equal to or greater than the Fair Market Value on the Date of Grant.

(c)Each grant shall specify whether the Option Price shall be payable (i) in cash or by check acceptable to the Company, (ii) by the actual or constructive transfer to the Company of Common Shares owned by the Optionee, or (iii) by a combination of such methods of payment.

(d)To the extent permitted by applicable laws, any grant may provide for deferred payment of the Option Price from the proceeds of sale through a bank or broker on a date satisfactory to the Company of some or all of the Common Shares to which such exercise relates.

(e)Successive grants may be made to the same Participant whether or not any Stock Options previously granted to such Participant remain unexercised.

(f)Each grant shall specify the period or periods of continuous service by the Optionee with the Company that is necessary before the Stock Options or installments thereof will become exercisable.

(g)Any grant of Stock Options may specify Performance Objectives that must be achieved as a condition to the exercise of such rights.

(h)Stock Options granted under the Plan may be (i) options, including, without limitation, Incentive Stock Options, that are intended to qualify under particular provisions of the Code, (ii) options that are not intended so to qualify, or (iii) combinations of the foregoing.

(i)No Stock Option shall be exercisable more than 10 years from the Date of Grant.

(j)Each grant of Stock Options shall be evidenced by an Award Agreement which shall contain such terms and provisions, consistent with the Plan and applicable sections of the Code, as the Committee may approve.

(k)No Stock Option may provide for the payment of dividend equivalents to the Optionee.

ARTICLE V
Restricted Shares and RESTRICTED SHARE UNITS

The Committee may authorize the grant of Restricted Shares and Restricted Share Units or the sale of Restricted Shares to Participants.  Each such grant or sale may utilize any or all of the authorizations, and shall be subject to all of the limitations, contained in the following provisions:

(a)Each grant or sale of Restricted Shares shall constitute an immediate transfer of the ownership of Common Shares to the Participant in consideration of the performance of services, entitling such Participant to voting, dividend and other ownership rights, but subject to the substantial risk of forfeiture and restrictions on transfer hereinafter referred to.

(b)Each grant or sale of Restricted Shares may be made without additional consideration or in consideration of a payment by such Participant that is less than the Fair Market Value of a Restricted Share at the Date of Grant.

(c)The Restricted Shares covered by each such grant or sale shall be subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code over a period of time and the Restricted Share Units covered by each such grant shall be subject to a vesting period determined by the Committee at the Date of Grant provided that the period for which such substantial risk of forfeiture or vesting is to continue shall not be less than three years with respect to grants to Participants who are employees, except, in either case, (i) in the event of the Participant’s death, Disability or Retirement or a Change in Control, (ii) a maximum of one hundred (100) Restricted Shares or Restricted Share Units may be granted to an employee who is not an officer without minimum vesting if such award is based on the length of the employee’s continuous full-time service and (iii) up to five percent (5%) of the Common Shares authorized under the Plan may be awarded as Restricted Shares or Restricted Share Units without any minimum vesting requirements.

(d)Each such grant or sale shall provide that during the period for which such substantial risk of forfeiture or vesting is to continue (i) the transferability of the Restricted Shares shall be prohibited or restricted in the manner and to the extent prescribed by the Committee at the Date of Grant (which restrictions may include, without limitation, rights of repurchase or first refusal in the Company or provisions subjecting the Restricted Shares to a continuing substantial risk of forfeiture in the hands of any transferee) and (ii) the Restricted Share Units shall not be transferable.

(e)Any grant of Restricted Shares or Restricted Share Units may specify Performance Objectives that, if achieved, shall result in termination or early termination of the restrictions applicable to such shares or vested or early vesting of such units.  Each grant may specify in respect of such Performance Objectives a minimum acceptable level of achievement and, if so specified, may also set forth a formula for determining the number of Restricted Shares on which restrictions will terminate or the number of Restricted Share Units which will become vested if performance is at or above the minimum level, but falls short of full achievement of the specified Performance Objectives.  The grant of Restricted Shares or Restricted Share Units subject to Performance Objectives shall specify that, before the restrictions period with respect to the Restricted Shares is terminated or the Restricted Share Units become vested, the Committee must determine that the Performance Objectives have been satisfied.

(f)Each grant Restricted Share Units shall specify the time and manner of payment of Restricted Share Units that have become vested.  Any grant may specify that the amount payable with respect thereto may be paid by the Company to the Participant in cash, in Common Shares or in any combination thereof, and may either grant to the Participant or retain in the Committee the right to elect among those alternatives.

(g)Any such grant or sale of Restricted Shares or Restricted Share Units may require that any or all dividends or other distributions paid thereon during the period of such restrictions be automatically deferred and reinvested in additional Restricted Shares or Restricted Share Units, which may be subject to the same restrictions as the underlying award.

(h)Each grant or sale of Restricted Shares or Restricted Share Units shall be evidenced by an Award Agreement, which shall contain such terms and provisions, consistent with the Plan and applicable sections of the Code, as the Committee may approve.  Unless otherwise directed by the Committee, each certificate representing a Restricted Share shall be held in custody by the Company until all restrictions thereon shall have lapsed, together with a stock power executed by the Participant in whose name such certificate is registered, endorsed in blank and covering such Restricted Share.

ARTICLE VI
Appreciation Rights

The Committee may authorize the granting to any Participant of Appreciation Rights.  An Appreciation Right shall be a right of the Participant to receive from the Company an amount determined by the Committee, which shall be expressed as a percentage of the Spread (not exceeding 100%) at the time of exercise.  Each grant of Appreciation Rights may utilize any or all of the authorizations, and shall be subject to all of the requirements, contained in the following provisions:

(a)Any grant may specify that the amount payable on exercise of an Appreciation Right may be paid by the Company in cash, in Common Shares or in any combination thereof and may either grant to the Participant or retain in the Committee the right to elect among those alternatives.

(b)Any grant may specify that the amount payable on exercise of an Appreciation Right may not exceed a maximum specified by the Committee at the Date of Grant.

(c)Any grant may specify waiting periods before exercise and permissible exercise dates or periods.

(d)Each grant of an Appreciation Right shall be evidenced by an Award Agreement, which shall (i) describe such Appreciation Right, (ii) state that such Appreciation Right is subject to all the terms and conditions of the Plan and (iii) contain such other terms and provisions, consistent with the Plan and applicable sections of the Code, as the Committee may approve.

(e)No Appreciation Right may provide for the payment of dividend equivalents to the Participant.

(f)Each grant shall specify a Base Price, which shall be equal to or greater than the Fair Market Value on the Date of Grant.

(g)Successive grants may be made to the same Participant regardless of whether any Appreciation Rights previously granted to the Participant remain unexercised.

(h)No Appreciation Right granted under the Plan may be exercised more than 10 years from the Date of Grant.

ARTICLE VII
Performance Units and Performance Shares

The Committee may authorize the granting to Participants of Performance Units and Performance Shares that will become payable (or payable early) to a Participant upon achievement of specified Performance Objectives.  Each such grant may utilize any or all of the authorizations, and shall be subject to all of the limitations, contained in the following provisions:

(a)Each grant shall specify the number of Performance Units or Performance Shares to which it pertains, which number may be subject to adjustment to reflect changes in compensation or other factors.

(b)The Performance Period with respect to each Performance Unit or Performance Share shall be such period of time (not less than one year, except in the event of a Change in Control) commencing with the Date of Grant as shall be determined by the Committee at the time of grant.

(c)Any grant of Performance Units or Performance Shares shall specify Performance Objectives which, if achieved, shall result in payment or early payment of the award, and each grant may specify in respect of such specified Performance Objectives a minimum acceptable level of achievement and may also set forth a formula for determining the number of Performance Units or Performance Shares that will be earned if performance is at or above the minimum level, but falls short of full achievement of the specified Performance Objectives.  The grant of Performance Units or Performance Shares shall specify that, before the Performance Shares or Performance Units shall be earned and paid, the Committee must determine that the Performance Objectives have been satisfied.  The grant of Performance Units or Performance Shares shall specify that, before the Performance Units or Performance Shares shall be earned and paid, the Committee must determine that the Performance Objectives have been satisfied.

(d)Each grant shall specify the time and manner of payment of Performance Units or Performance Shares that have been earned.  Any grant may specify that the amount payable with respect thereto may be paid by the Company to the Participant in cash, in Common Shares or in any combination thereof, and may either grant to the Participant or retain in the Committee the right to elect among those alternatives.

(e)Any grant of Performance Units may specify that the amount payable or the number of Common Shares issued with respect thereto may not exceed maximums specified by the Committee at the Date of Grant.  Any grant of Performance Shares may specify that the amount payable with respect thereto may not exceed a maximum specified by the Committee at the Date of Grant.

(f)Each grant of Performance Units or Performance Shares shall be evidenced by an Award Agreement, which shall contain such terms and provisions, consistent with the Plan and applicable sections of the Code, as the Committee may approve.

(g)The Committee may, at or after the Date of Grant of Performance Units or Performance Shares, provide for the payment of contingent dividends or dividend equivalents to the holder thereof either in cash or in additional Common Shares, provided such dividends or dividend equivalents shall be paid to the Participant only if the Performance Units or Performance Shares with respect to which such dividends or dividend equivalents are payable are earned by the Participant.

ARTICLE VIII
Incentive Awards

The Committee may authorize the granting to Participants of Incentive Awards that will become payable to a Participant upon achievement of specified Performance Objectives.  Each such grant may utilize any or all of the authorizations, and shall be subject to all of the limitations, contained in the following provisions:

(a)The Performance Period with respect to each Incentive Award shall be such period of time commencing with the Date of Grant as shall be determined by the Committee at the time of grant.

(b)Any grant of an Incentive Award shall specify Performance Objectives which, if achieved, will result in payment of the award, and each grant may specify in respect of such specified Performance Objectives a minimum acceptable level of achievement and may also set forth a formula for determining the amount of the Incentive Award that will be earned if performance is at or above the minimum level, but falls short of full achievement of the specified Performance Objectives.  The grant of an Incentive Award shall specify that, before the Incentive Award shall be earned and paid, the Committee must determine that the Performance Objectives have been satisfied.

(c)Each grant shall specify the time and manner of payment of the Incentive Award that has been earned.  Any grant may specify that the amount payable with respect thereto may be paid by the Company to the Participant in cash, in Common Shares or in any combination thereof, and may either grant to the Participant or retain in the Committee the right to elect among those alternatives.

(d)Any grant of an Incentive Award may specify that the amount payable or the number of Common Shares issued with respect thereto may not exceed maximums specified by the Committee at the Date of Grant.

ARTICLE IX
Other Awards

The Committee is authorized, subject to limitations under applicable law, to grant to any Participant Other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Common Shares or factors that may influence the value of Common Shares, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Common Shares, purchase rights for Common Shares, awards with value and payment contingent upon performance of the Company or business units thereof or any other factors designated by the Committee, and awards valued by reference to the book value of Common Shares or the value of securities of, or the performance of specified Subsidiaries or other business units of, the Company.  The Committee shall determine the terms and conditions of such Other Awards.  Common Shares delivered pursuant to an Other Award in the nature of a purchase right granted under this Article IX shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Common Shares, notes or other property, as the Committee shall determine.  Cash awards may also be granted as an element of, or as a supplement to, any Other Award granted under the Plan.  The Committee is authorized to grant Common Shares as a bonus, or to grant Common Shares or other awards in lieu of obligations of the Company to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, subject to such terms as shall be determined by the Committee.

ARTICLE X
restrictive covenants

Section 10.1Noncompetition.  An Award Agreement may require, as determined by the Committee in its sole discretion, that in the event a Participant, at any time during the Participant’s employment with the Company and for a period of up to two (2) years thereafter, directly or indirectly (whether for compensation or otherwise), alone or as an agent, principal, partner, officer, employee, trustee, director, stockholder or in any other capacity, owns, manages, operates, joins, controls or participates in the ownership, management, operation or control of, or furnishes any capital to, or is connected in any manner with, or provides any services as a consultant for, any business which Competes with the Company, the Participant shall (a) immediately forfeit any portion of the award subject to the Award Agreement that is then outstanding and (b) return to the Company the economic value of the award subject to the Award Agreement that was realized or obtained by the Participant since the date that is six (6) months before the date of the Participant’s action as described in this section.

Section 10.2Non-solicitation.  An Award Agreement may also require, as determined by the Committee in its sole discretion, that for a period of up to two (2) years from the date of termination of employment, in the event the Participant who received the award subject to the Award Agreement, on his or her own behalf or on behalf of any person, firm or company, directly or indirectly, solicits or offers employment to any person who has been employed by the Company at any time during the six (6) months immediately preceding such solicitation or solicits, contacts or attempts to influence any “Customer” or “Prospective Customer” of the Company to alter its business with the Company or to conduct business with another business which Competes with the Company, the Participant shall (a) immediately forfeit all of the award subject to the Award Agreement that is then outstanding and (b) return to the Company the economic value of the award subject to the Award Agreement that was realized or obtained by the Participant since the date that is six (6) months before the date of the Participant’s solicitation under this section.  “Customer” means any customer of the Company with whom the Participant or the Participant’s direct reports had significant contact during the six (6) month period preceding the Participant’s termination of employment.  “Prospective Customer” means any person or entity targeted by the Company as a potential user of the Company’s products or services, and whom the Participant or the Participant’s direct reports participated in the solicitation of during the six (6) month period preceding the Participant’s termination of employment.

ARTICLE XI
adjustments

The Committee shall make or provide for such adjustments in the numbers of Common Shares covered by outstanding Common Share-based awards outstanding hereunder, in the

Option Price and Base Price provided in outstanding Stock Options or Appreciation Rights, and in the kind of shares covered thereby, as the Committee, in its sole discretion, exercised in good faith, shall determine is equitably required to prevent dilution or enlargement of the rights of Participants that otherwise would result from (a) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets (including, without limitation, a special or large non-recurring dividend), issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing (a “Corporate Transaction”).  Notwithstanding the foregoing, to the extent that a Corporate Transaction involves a nonreciprocal transaction between the Company and its stockholders that causes the per-share value of the Common Shares underlying outstanding awards under the Plan to change, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend (an “Equity Restructuring”), the Committee shall be required to make or provide for such adjustments set forth in the preceding sentence that, in its sole discretion, are required to equalize the value of the outstanding awards under the Plan before and after the Equity Restructuring.  In the event of any Corporate Transaction, the Committee, in its discretion, may provide in substitution for any or all outstanding awards under the Plan such alternative consideration as it, in good faith, may determine to be equitable in the circumstances and may require in connection therewith the surrender of all awards so replaced.  The Committee may also make or provide for such adjustments in the numbers of shares specified in Article III as the Committee in its sole discretion, exercised in good faith, may determine is appropriate to reflect any transaction or event described in this Article XI; provided, however, that any such adjustment to a Stock Option intended to qualify as an Incentive Stock Option shall be made only if and to the extent such adjustment would not cause such Stock Option to fail to so qualify.  Notwithstanding the foregoing, no adjustment shall be required pursuant to this Article XI if such action would cause an award to fail to satisfy the conditions of any applicable exception from the requirements of Article 409A of the Code or otherwise could subject a Participant to the additional tax imposed under Article 409A of the Code with respect to an outstanding award.

ARTICLE XII
Administration of the Plan

Section 12.1Committee Authority.  The Plan shall be administered by the Committee.  The Committee shall have all of the powers necessary to enable it to properly carry out its duties under the Plan.  Not in limitation of the foregoing, the Committee shall have the power to construe and interpret the Plan and to determine all questions that shall arise thereunder and to make all other determinations necessary or advisable for the administration of the Plan.  The Committee shall have such other and further specified duties, powers, authority and discretion as are elsewhere in the Plan either expressly or by necessary implication conferred upon it.  The Committee may appoint such agents, who need not be members of the Committee, as it may deem necessary for the effective performance of its duties, and may delegate to such agents such powers and duties as the Committee may deem expedient or appropriate that are not inconsistent with the intent of the Plan to the fullest extent permitted under Delaware General Corporation Law (“DGCL”) Section 157 (or any successor provisions thereto) and related applicable DGCL Sections.  The decision of the Committee or any agent of the Committee upon all matters within the scope of its authority shall be final and conclusive on all persons.

Section 12.2Indemnification.  No member of the Board, the Committee or any employee of the Company (each such person, an “Indemnified Person”) shall be liable for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any award hereunder.  Each Indemnified Person shall be indemnified and held harmless by the Company against and from (a) any loss, cost, liability or expense (including attorneys’ fees) that may be imposed upon or incurred by such Indemnified Person in connection with or resulting from any action, suit or proceeding to which such Indemnified Person may be a party or in which such Indemnified Person may be involved by reason of any action taken or omitted to be taken under the Plan or any Award Agreement and (b) any and all amounts paid by such Indemnified Person, with the Company’s approval, in settlement thereof, or paid by such Indemnified Person in satisfaction of any judgment in any such action, suit or proceeding against such Indemnified Person, provided that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding, and, once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company’s choice.  The foregoing right of indemnification shall not be available to an Indemnified Person to the extent that a court of competent jurisdiction in a final judgment or other final adjudication, in either case not subject to further appeal, determines that the acts or omissions of such Indemnified Person giving rise to the indemnification claim resulted from such Indemnified Person’s bad faith, fraud or willful criminal act or omission or that such right of indemnification is otherwise prohibited by law or by the Company’s Certificate of Incorporation or Bylaws.  The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which Indemnified Persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any other power that the Company may have to indemnify such Indemnified Persons or hold them harmless.

ARTICLE XIII
Amendments and Termination

Section 13.1Amendments to the Plan.  Subject to any government regulation, to any requirement that must be satisfied if the Plan is intended to be a shareholder approved plan for purposes of the rules of the New York Stock Exchange or any successor exchange or quotation system on which the Common Shares may be listed or quoted, the Plan may be amended, modified or terminated by the Board or the Committee without the approval of the stockholders of the Company, except that stockholder approval shall be required for any amendment that would (a) increase the maximum number of Common Shares for which awards may be granted under the Plan or (b) change the class of employees or other individuals eligible to participate in the Plan.  No modification, amendment or termination of the Plan may, without the consent of the Participant to whom any award has been granted, materially and adversely affect the rights of such Participant (or his or her transferee) under such award, unless otherwise provided by the Committee in the applicable Award Agreement.  Notwithstanding the foregoing, the Company reserves the right to amend the Plan, by action of the Board or the Committee without the consent of any affected Participant, to the extent deemed necessary or appropriate for purposes of maintaining compliance with Section 409A of the Code.

Section 13.2Amendments to Awards.  The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate any award theretofor granted, prospectively or retroactively; provided, however, that, except as set forth in the Plan, unless otherwise provided by the Committee in the applicable Award Agreement, any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely impair the rights of any Participant or any holder or beneficiary of any award theretofor granted shall not to that extent be effective without the consent of the impaired Participant, holder or beneficiary.  Notwithstanding the foregoing, the Company reserves the right to amend any award granted under the Plan, by action of the Board or the Committee without the consent of any affected Participant, to the extent deemed necessary or appropriate for purposes of maintaining compliance with Section 409A of the Code.

Section 13.3Prohibition of Certain Amendments and Re-Pricings.  Notwithstanding any provision herein to the contrary, the repricing of Stock Options or Appreciation Rights is prohibited without prior approval of the Company’s stockholders. For this purpose, a “repricing” means any of the following (or any other action that has the same effect as any of the following): (a) changing the terms of a Stock Option or Appreciation Right to lower its Option Price or Base Price; (b) any other action that is treated as a “repricing” under generally accepted accounting principles; and (c) repurchasing for cash or canceling a Stock Option or Appreciation Right at a time when its Option Price or Base Price is greater than the Fair Market Value of the underlying Shares in exchange for another award, unless the cancellation and exchange occurs in connection with a change in capitalization or similar change under Article XI.  Such cancellation and exchange would be considered a “repricing” regardless of whether it is treated as a “repricing” under generally accepted accounting principles and regardless of whether it is voluntary on the part of the Participant.  Furthermore, neither the Board nor the Committee shall, without further approval of the stockholders of the Company, authorize any Stock Option grant to provide for automatic “reload” rights, the automatic grant of Stock Options to the Optionee upon the exercise of Stock Options using Shares or other equity.

ARTICLE XIV
Other matters

Section 14.1Nontransferability.  Except as otherwise specified in the applicable Award Agreement, during the Participant’s lifetime an award (and any rights and obligations thereunder) shall be exercisable only by the Participant, or, if permissible under applicable law, by the Participant’s legal guardian or representative, and no award (or any rights and obligations thereunder) may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant otherwise than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company; provided, that (a) the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance and (b) the Board or the Committee may permit further transferability, on a general or specific basis, and may impose conditions and limitations on any permitted transferability; provided, however, that (i) Incentive Stock Options granted under the Plan shall not be transferable in any way that would violate Section 1.422-2(a)(2) of the Treasury Regulations and (ii) in no event may a Stock Option or Appreciation Right be transferred for consideration.  All terms and conditions of the Plan and all Award Agreements shall be binding upon any permitted successors and assigns.

Section 14.2No Rights to Awards.  No Participant or other person shall have any claim to be granted any award, and there is no obligation for uniformity of treatment of Participants or holders or beneficiaries of awards.  The terms and conditions of awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant and may be made selectively among Participants, whether or not such Participants are similarly situated.

Section 14.3Share Certificates.  All certificates for Common Shares or other securities of the Company delivered under the Plan pursuant to any award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan, the applicable Award Agreement or the rules, regulations and other requirements of the Securities and Exchange Commission, the New York Stock Exchange or any other stock exchange or quotation system upon which such Common Shares or other securities are then listed or reported and any applicable federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. Notwithstanding any other provision of this Plan to the contrary, the Company may elect to satisfy any requirement under this Plan for the delivery of stock certificates through the use of book-entry.

Section 14.4Withholding.  A Participant may be required to pay to the Company, and the Company has the right and is hereby authorized to withhold from any award, from any payment due or transfer made under any award or under the Plan or from any compensation or other amount owing to a Participant, the amount (in cash, Common Shares, other securities, other awards or other property) of any applicable withholding taxes in respect of an award, its exercise or any payment or transfer under an award or under the Plan and to take such other action as may be necessary in the opinion of the Committee or the Company to satisfy all obligations for the payment of such taxes.  If Common Share withholding is applied, to the extent necessary to avoid adverse accounting consequences, the Company will withhold Common Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be imposed on the transaction.

Section 14.5Award Agreements.  Each award hereunder shall be evidenced by an Award Agreement, which shall be delivered to the Participant and shall specify the terms and conditions of the award and any rules applicable thereto, including, but not limited to, the effect on such award of the death, Disability, Retirement or termination of employment or service of a Participant and the effect, if any, of such other events as may be determined by the Committee.

Section 14.6No Limit on Other Compensation Arrangements.  Nothing contained in the Plan shall prevent the Company from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of options, restricted stock, shares and other types of equity-based awards (subject to stockholder approval if such approval is required), and such arrangements may be either generally applicable or applicable only in specific cases.

Section 14.7No Right to Employment.  The grant of an award shall not be construed as giving a Participant the right to be retained as a director, officer, employee or consultant of or to the Company, nor shall it be construed as giving a Participant any rights to continued service on the Board.  Further, the Company may at any time dismiss a Participant from employment or discontinue any consulting relationship, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

Section 14.8No Rights as Stockholder.  No Participant or holder or beneficiary of any award has any rights as a stockholder with respect to any Common Shares to be distributed under the Plan until he or she has become the holder of such Common Shares.  In connection with each grant of Restricted Shares, except as provided in the applicable Award Agreement, the Participant shall be entitled to the rights of a stockholder in respect of such Restricted Shares.  Except as otherwise provided in Article XI, Section 13.2 or the applicable Award Agreement, no adjustments shall be made for dividends or distributions on (whether ordinary or extraordinary, and whether in cash, Common Shares, other securities or other property), or other events relating to, Common Shares subject to an award for which the record date is prior to the date such Shares are delivered.

Section 14.9Governing Law.  The validity, construction and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Delaware, without giving effect to the conflict of laws provisions thereof.

Section 14.10Severability.  If any provision of the Plan or any award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any person or award, or would disqualify the Plan or any award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the award, such provision shall be construed or deemed stricken as to such jurisdiction, person or award and the remainder of the Plan and any such award shall remain in full force and effect.

Section 14.11Other Laws.  The Committee may refuse to issue or transfer any Common Shares or other consideration under an award if, acting in its sole and plenary discretion, it determines that the issuance or transfer of such Common Shares or such other consideration might violate any applicable law or regulation or entitle the Company to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such award shall be promptly refunded to the relevant Participant, holder or beneficiary.  Without limiting the generality of the foregoing, no award granted hereunder shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Committee in its sole and plenary discretion has determined that any such offer, if made, would be in compliance with all applicable requirements of the federal and any other applicable securities laws.

Section 14.12No Trust or Fund Created.  Neither the Plan nor any award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company, on one hand, and a Participant or any other person, on the other hand.  To the extent that any person acquires a right to receive payments from the Company pursuant to an

Award, such right shall be no greater than the right of any unsecured general creditor of the Company.

Section 14.13No Fractional Shares.  No fractional Common Shares shall be issued or delivered pursuant to the Plan or any award, and the Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Common Shares or whether such fractional Common Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

Section 14.14Requirement of Consent and Notification of Election Under Section 83(b) of the Code or Similar Provision.  No election under Section 83(b) of the Code (to include in gross income in the year of transfer the amounts specified in Section 83(b) of the Code) or under a similar provision of law may be made unless expressly permitted by the terms of the applicable Award Agreement or by action of the Committee in writing prior to the making of such election.  If an award recipient, in connection with the acquisition of Shares under the Plan or otherwise, is expressly permitted under the terms of the applicable Award Agreement or by such Committee action to make such an election and the Participant makes the election, the Participant shall notify the Committee of such election within ten days of filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to regulations issued under Section 83(b) of the Code or other applicable provision.

Section 14.15Requirement of Notification Upon Disqualifying Disposition Under Section 421(b) of the Code.  If any Participant makes any disposition of Common Shares delivered pursuant to the exercise of an Incentive Stock Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions) or any successor provision of the Code, such Participant shall notify the Company of such disposition within ten (10) days of such disposition.

Section 14.16Recoupment of Awards.  The Committee may require in any Award Agreement that any current or former Participant reimburse the Company for all or any portion of any award, terminate any outstanding, unexercised, unexpired or unpaid award, rescind any exercise, payment or delivery pursuant to an award or recapture any Common Shares (whether restricted or unrestricted) or proceeds from the Participant’s sale of Common Shares issued pursuant to an award to the extent required by any recoupment or clawback policy adopted by the Committee in its discretion or to comply with the requirements of any applicable laws.

Section 14.17International Employees.  In order to facilitate the making of any grant or combination of grants under the Plan, the Committee may provide for such special terms for awards to Participants who are nationals of an country other than the United States of America or who are employed by the Company outside of the United States of America as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom.  Moreover, the Committee may approve such supplements to or amendments, restatements or alternative versions of the Plan as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of the Plan as in effect for any other purpose, and the Corporate Secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as the Plan.  No such special terms, supplements, amendments or restatements, however, shall include any provisions that are inconsistent with the terms of the Plan as then in effect unless the Plan could have been amended to eliminate such inconsistency without further approval by the stockholders of the Company.

Section 14.18Compliance with Code Section 409A.

(a)The Plan is intended to comply with Section 409A of the Code.  Notwithstanding any provision of the Plan to the contrary, the Plan shall be interpreted, operated and administered consistent with this intent.  For each award intended to comply with the short-term deferral exception provided for under Section 409A of the Code, the related Award Agreement shall provide that such award shall be paid out by the later of (a) the 15th day of the third month following the Participant’s first taxable year in which the award is no longer subject to a substantial risk of forfeiture or (b) the 15th day of the third month following the end of the Company’s first taxable year in which the award is no longer subject to a substantial risk of forfeiture.  To the extent that the Committee determines that a Participant would be subject to the additional 20% tax imposed on certain deferred compensation arrangements pursuant to Section 409A of the Code as a result of any provision of any award, to the extent permitted by Section 409A of the Code, such provision shall be deemed amended to the minimum extent necessary to avoid application of such additional tax.  The Committee shall determine the nature and scope of such amendment.  To the extent required by Section 409A of the Code, any payment under the Plan made in connection with the separation from service of a “specified employee” (within the meaning of Section 409A of the Code) of an award that is deferred compensation that is subject to Section 409A of the Code shall not be made earlier than six (6) months after the date of such separation from service.

(b)If an award under the Plan is subject to Section 409A of the Code and a Change in Control is a payment event for the award under Section 409A of the Code, then for purposes of determining whether a payment event has occurred with respect to the award, a Change in Control will not be deemed to have occurred unless it also constitutes a “change in the ownership or effective control” of the Company as defined in Section 409A of the Code.

Section 14.19Limited Effect of Restatement.  This instrument amends and restates the Plan effective as of the Effective Date. Nothing in this instrument shall in any way change, alter or affect the terms of any award made under the Plan prior to the Effective Date or the time or amount of any Plan benefit or payment due with respect to awards made under the Plan prior to such date.

ARTICLE XV
Duration of the Plan

No awards shall be made under the Plan after February 16, 2030, but all awards made on or prior to such date shall continue in effect thereafter subject to the terms thereof and of the Plan.

IN WITNESS WHEREOF, the undersigned authorized officer of the Company has executed this instrument on behalf of the Company as of the 21st day of February, 2022.

NUCOR CORPORATION

/s/ James D. Frias
James D. Frias
Chief Financial Officer, Treasurer and
Executive Vice President

APPENDIX A

NUCOR CORPORATION

SENIOR OFFICERS ANNUAL INCENTIVE PLAN

as amended and restated effective February 21, 2022

NUCOR CORPORATION

SENIOR OFFICERS ANNUAL INCENTIVE PLAN

ARTICLE I INTRODUCTION		1
ARTICLE II DEFINITIONS		1
Adjusted Net Earnings		1
Average Invested Capital		1
Average Stockholders’ Equity		1
Beneficiary		1
Change in Control Acceleration Event		1
Compensation		1
Deferral Account		2
Deferral Agreement		2
Deferral Amount		2
Deferral Incentive		2
Eligible Employee		2
Employee		2
Peer Group		2
Performance Award		2
Performance Objectives		2
Performance Period		3
Plan		3
Return on Average Invested Capital		3
Return on Average Stockholders’ Equity		3
Separation from Service		3
Stockholders’ Equity		3
ARTICLE III PERFORMANCE AWARDS		4
3.1	Performance Awards	4
3.2	Performance Award Payments	5
3.3	Deferrals of Performance Awards	5
ARTICLE IV MISCELLANEOUS		8
4.1	Amendment or Termination	8
4.2	Code Section 409A	9
4.3	Special Provisions for Certain Eligible Employees	9
4.4	Limited Effect of Restatement	9

NUCOR CORPORATION

SENIOR OFFICERS ANNUAL INCENTIVE PLAN

Article I
Introduction

This Plan constitutes a supplement to the Nucor Corporation 2014 Omnibus Incentive Compensation Plan (the “Omnibus Plan”) and sets for the terms and provisions applicable to annual incentive compensation that may be earned by the Company’s senior officers.  The terms and provisions of the Omnibus Plan, including its definitions, are incorporated into this Plan by reference.  In the event of any conflict or inconsistency between the Plan and this Plan, the terms and provisions of the Omnibus Plan shall govern and control.

Article II
Definitions

As used herein, the following words and phrases shall have meanings set forth below unless the context clearly indicates otherwise:

Adjusted Net Earnings for a Performance Period means the consolidated net earnings attributable to stockholders reported by the Company for the Performance Period in accordance with generally accepted accounting principles, before reported extraordinary items, but after charges or credits for taxes measured by income and Performance Awards under this Plan and performance awards under the Nucor Corporation Senior Officers Long-Term Incentive Plan.

Average Invested Capital for a Performance Period means the average of the Invested Capital of the Company as of the last day of the immediately preceding Performance Period and the last day of each fiscal quarter in the Performance Period.

Average Stockholders’ Equity for a Performance Period means the average of the Stockholders’ Equity of the Company as of the last day of the immediately preceding Performance Period and the last day of each month in the Performance Period.

Beneficiary means the person or persons designated by an Eligible Employee who are to receive any amounts payable under the Plan following the death of the Eligible Employee.

Change in Control Acceleration Event means a Change in Control that also constitutes a change in the ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company under Section 409A of the Code.

Compensation for a Performance Period means the base salary earned by the Eligible Employee during that portion of the Performance Period the Eligible Employee was employed by the Company and participating in the Plan, before reduction pursuant to any plan or agreement between the Eligible Employee and the Company or any Subsidiary whereby base salary is deferred, including, without limitation, a plan whereby compensation is deferred in accordance with Code Section 401(k) or reduced in accordance with Code Section 125.  Compensation shall not include any other form of compensation, whether taxable or non-taxable, including, but not limited to, annual or long-term incentive compensation, commissions, gains from the exercise or vesting of stock options, restricted stock or other equity-based awards or any other forms of additional compensation.

Deferral Account means the individual bookkeeping account maintained by the Company for an Eligible Employee to record the Eligible Employee’s Deferral Amounts and Deferral Incentive credits under this Plan and any amounts previously deferred under the substantially similar provisions of the predecessors to this Plan.

Deferral Agreement means the agreement or agreements entered into by an Eligible Employee which specify the Eligible Employee’s Deferral Amount.

Deferral Amount means the amount of a Performance Award that an Eligible Employee elects to defer under a Deferral Agreement.

Deferral Incentive means the incentive amount the Company will credit to an Eligible Employee’s Deferral Account pursuant to Section 3.3(b) based on the Eligible Employee’s Deferral Amount.

Eligible Employee means any Employee who is a senior officer of the Company or a Subsidiary and designated by the Committee as an Eligible Employee.

Employee means any person who is employed by the Company, including any such person who also serves as a member of the Board.

Peer Group for a Performance Period means a group of not less than five (5) steel industry competitors (or such other minimum number as may be selected by the Committee) designated by the Committee not later than ninety (90) days after the beginning of the Performance Period.

Performance Award means the incentive compensation awarded and payable to an Eligible Employee pursuant to Section 3.1 for a Performance Period.

Performance Objectives means the achievement of one or more of the following criteria, or such other criteria, as may be determined by the Committee: (a) Return on Average Stockholders’ Equity; (b) Return on Average Invested Capital; (c) revenue performance; (d) earnings before interest, taxes, depreciation and amortization; (e) earnings before interest, taxes and amortization; (f) operating income; (g) pre- or after-tax income; (h) cash flow; (i) cash flow per share; (j) net earnings attributable to stockholders; (k) earnings per share; (l) return on invested capital; (m) return on assets; (n) economic value added (or an equivalent metric); (o) stock price performance; (p) total stockholder return; (q) improvement in or attainment of expense levels; (r) improvement in or attainment of working capital levels; or (s) debt reduction.  Any of the Performance Objectives set forth above may measure performance on a Company-wide basis or with respect to one or more business units, divisions or Subsidiaries, and either in absolute terms, relative to the performance of one or more similarly situated companies, relative to the performance of an index covering a peer group of companies, relative to the performance of a group of designated companies, or other external measures of the selected Performance Objective.

2

Performance Period means the fiscal year of the Company beginning on January 1 and ending on December 31.

Plan , as used in this Appendix A, means the Nucor Corporation Senior Officers Annual Incentive Plan, as set forth herein and as amended from time to time.

Return on Average Invested Capital for a Performance Period means an amount, expressed as a percentage, determined by dividing (a) the Company’s Adjusted Net Earnings for the Performance Period by (b) the Company’s Average Invested Capital for the Performance Period.

Return on Average Stockholders’ Equity means an amount, expressed as a percentage, determined by dividing (a) the Company’s Adjusted Net Earnings for the Performance Period by (b) the Company’s Average Stockholders’ Equity for the Performance Period.

Separation from Service means the termination of an Eligible Employee’s employment with the Company, provided such termination also constitutes a separation from service under Section 409A of the Code.

Stockholders’ Equity means the sum of (a) issued capital stock, (b) additional paid-in capital and (c) earnings retained in the business and reserves created by appropriations therefrom, minus the cost of treasury stock, all as shown in the Company’s consolidated balance sheet.

Article III
Performance Awards

3.1Performance Awards.

(a)Performance Objectives.  Performance Awards shall be earned under the Plan for a Performance Period based on the level of the Company’s achievement of Performance Objectives selected by the Committee.

(b)Performance Objectives Adjustments; Reduction or Forfeiture of Performance Awards.  Notwithstanding the foregoing provisions of this Section 3.1:

(i)The Committee may adjust, modify or amend the Performance Objectives, either in establishing the criteria or in determining the extent to which any Performance Objectives has been achieved.  In particular, the Committee shall have the discretionary authority to make equitable adjustments to the Performance Objectives where necessary (A) in response to any reduction in the number of members of the Peer Group that may occur during a Performance Period, (B) in response to changes in applicable laws or regulations, (C) to account for items of gain, loss or expense that are related to the disposal (or acquisition) of a business or change in accounting principles that was not anticipated, (D) to account for unusual or non-recurring transactions that were not anticipated, or (E) to reflect other unusual, non-recurring or unexpected items similar in nature to the foregoing as determined in good faith by the Committee.

3

Any such adjustments may be made with respect to the performance of any Subsidiary, division or operating unit, as applicable, and shall be made in a consistent manner for year-to-year.

(ii)If the Company has no reported net earnings for a Performance Period that ends prior to a Change in Control, no Performance Awards will be made with respect to the Performance Period.

(iii)The Committee in its sole and exclusive discretion may reduce (including a reduction to zero) the amount of the Performance Awards otherwise payable to Eligible Employees under the Plan for a Performance Period that ends prior to a Change in Control, provided the same percentage reduction is made to all of the Performance Awards otherwise payable for the Performance Period.

(iv)If an Eligible Employee ceases to be a senior officer of the Company or a Subsidiary during a Performance Period (but remains an Employee), the Employee’s Performance Award for the Performance Period shall be prorated for the portion of the Performance Period the Employee was employed as an Eligible Employee during the Performance Period, and if the Employee has not attained age fifty-five (55) prior to the date the Employee ceased to be a senior officer of the Company or a Subsidiary, the Employee shall not be eligible to receive the deferral incentive described in Section 3.3(b) with respect to any portion of the prorated Performance Award deferred under Section 3.3.

(v)If the employment of an Eligible Employee is terminated during a Performance Period prior to the Eligible Employee’s attainment of age fifty-five (55) for any reason other than the Eligible Employee’s death or disability, the Eligible Employee shall not receive any Performance Award under the Plan for the Performance Period.

(c)Performance Awards Following a Change in Control.  The Plan, and all Performance Periods then in progress, shall terminate upon a Change in Control.  The Performance Award due for the Performance Period ending upon a Change in Control shall be equal to the amount determined by multiplying the greater of:

(i)the Performance Award for the Performance Period but calculated under Section 3.1(a) based on the Company’s achievement of the Performance Objectives for the Performance Period through the end of the calendar quarter immediately preceding the date of the Change in Control; or

(ii)the Eligible Employee’s target Performance Award for the Performance Period;

by a fraction, the numerator of which is the number of days during the Performance Period prior to the date of the Change in Control during which the Eligible Employee was employed by the Company and participating in the Plan, and the denominator of which is (A) three hundred sixty-five (365), if the Eligible Employee was employed by the

4

Company and participating in the Plan as of the first day of the Performance Period or (B) if the Eligible Employee commenced participation in the Plan after the beginning of the Performance Period, the number of days from the date the Eligible Employee commenced participation in the Plan through the last day of the Performance Period.

3.2Performance Award Payments.

Subject to an Eligible Employee’s election in accordance with Section 3.3 to defer the payment of a Performance Award, an Eligible Employee’s Performance Award shall be paid by the Company to the Eligible Employee in cash, less applicable payroll and withholding taxes, within thirty (30) days after the later of (i) the completion of the independent audit of the Company’s financial statements for the Performance Period or (ii) the date the Committee certifies in writing the amount of Performance Awards payable under Section 3.1.  In no event, however, shall payment of a Performance Award be made later than two and one-half (2½) months after the end of the Performance Period for the Performance Award.  Notwithstanding the foregoing, all Performance Awards for the Performance Period ending upon a Change in Control shall be paid in cash within sixty (60) days after the Change in Control.

3.3Deferrals of Performance Awards.

(a)Deferral Agreement.  Each Eligible Employee may elect, by entering into a Deferral Agreement with the Company, to defer any portion up to fifty percent (50%) (in increments of ten percent (10%)) of the Performance Award otherwise payable to the Eligible Employee for a Performance Period.  To be effective to defer the payment of a Performance Award, an Eligible Employee must complete and return a Deferral Agreement to the Company in accordance with procedures established by the Committee before the beginning of the Performance Period.  For the avoidance of doubt, an Employee who first becomes an Eligible Employee during a Performance Period shall not be permitted to enter into a Deferral Agreement for the deferral of a Performance Award for such Performance Period.  The amount of any Performance Award that is deferred pursuant to the Eligible Employee’s Deferral Agreement is referred to in the Plan as the Deferral Amount.

An Eligible Employee’s Deferral Agreement shall be effective for one Performance Period.  An Eligible Employee must complete and sign a Deferral Agreement and return the agreement to the representative of the Company designated by the Committee before the beginning of each Performance Period for which a deferral of a Performance Award is intended to be made.

(b)Deferral Accounts; Deferral Incentive.  An Eligible Employee’s Deferral Amount shall be converted to a number of common stock units determined by dividing the Deferral Amount by the closing price at which shares of the Company’s common stock are sold regular way on the New York Stock Exchange on the first trading day immediately preceding the date the Deferral Amount would otherwise be paid to the Eligible Employee.  Such common stock units shall be credited to a Deferral Account established and maintained on the books and records of the Company.  In the event an Eligible Employee defers a Performance Award under the Plan, the Company shall credit

5

a Deferral Incentive in the form of additional common stock units to the Eligible Employee’s Deferral Account.  The number of common stock units comprising the Deferral Incentive for an Eligible Employee shall be determined by multiplying twenty-five percent (25%) by the number of common stock units resulting from the conversion of the Eligible Employee’s Deferral Amount into common stock units.

(c)Dividend Equivalent Payments; Adjustments to Common Stock Units.  The Company shall pay to each Eligible Employee in cash, less applicable payroll and withholding taxes, within thirty (30) days after the payment date of any cash dividend with respect to shares of the Company’s common stock, a dividend equivalent payment equal to the number of common stock units credited to the Eligible Employee’s Deferral Account as of the record date for such dividend multiplied by the per share amount of the dividend.

In the event a dividend with respect to shares of the Company’s common stock shall be declared and paid in additional shares or in the event the outstanding shares of the Company’s common stock shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation or changed into or exchanged for cash or property or the right to receive cash or property, then the Committee shall in its discretion equitably adjust the common stock units credited to the Deferral Accounts under the Plan to prevent substantial dilution or enlargement of the rights of Eligible Employees under the Plan.

(d)Vesting.  An Eligible Employee shall be fully vested in the portion of the Eligible Employee’s Deferral Account attributable to the Eligible Employee’s Deferral Amounts.  An Eligible Employee shall become fully vested in the portion of the Eligible Employee’s Deferral Account attributable to the Company’s Deferral Incentives upon the earliest of (i) attainment of age fifty-five (55) while employed by the Company or a Subsidiary, (ii) the date the Eligible Employee dies or becomes disabled while employed by the Company or a Subsidiary, or (iii) a Change in Control.  In the event an Eligible Employee terminates employment prior to a Change in Control and prior to attaining age fifty-five (55) for any reason other than death or disability, the portion of the Eligible Employee’s Deferral Account that is not vested shall be forfeited.

(e)Payment of Deferral Accounts.  Subject to Section 4.6, the vested portion of an Eligible Employee’s Deferral Account shall be paid to the Eligible Employee no earlier than fifteen (15) days and no later than ninety (90) days after the Eligible Employee’s Separation from Service.  The form of payment shall be one share of the Company’s common stock for each common stock unit and cash for any fractional unit credited to the vested portion of the Deferral Account.

In accordance with procedures established by the Committee, but in no event later than the date an Eligible Employee enters into his or her first Deferral Agreement with the Company under the Plan, the Eligible Employee may elect a single sum payment of the Eligible Employee’s Deferral Account or payment in installments over a term certain of not more than five (5) years.  In the event an Eligible Employee fails to make a valid method of payment election, the Eligible Employee shall be deemed to have elected

6

payment of the Eligible Employee’s Deferral Account in a single sum payment of shares of Company common stock and cash for any fractional unit credited to the vested portion of the Deferral Account.  Subject to the immediately succeeding paragraph, an Eligible Employee’s method of payment election shall be irrevocable and remain in effect for all Deferral Amounts and Deferral Incentives credited to the Eligible Employee’s Deferral Account for all Performance Periods beginning after the date the election is made.

Notwithstanding the immediately preceding paragraph, each Eligible Employee who made a method of payment election prior to January 1, 2019 may make a new payment election during the period beginning November 1, 2019 and ending December 31, 2019, and if an Eligible Employee makes a new payment election, the new payment election shall be irrevocable and remain in effect for all Deferral Amounts and Deferral Incentives credited to the Eligible Employee’s Deferral Account for all Performance Periods beginning on and after January 1, 2020.

(f)Cancellation of Deferral Agreements and Payment Elections upon Change in Control Acceleration Event.  Notwithstanding the foregoing provisions of this Section 3.3, upon a Change in Control Acceleration Event, (i) an Eligible Employee’s Deferral Agreement shall be terminated and no portion of the Performance Award due for the Performance Period in which the Change in Control Acceleration Event occurs shall be deferred, (ii) any payment election made by an Eligible Employee under Section 3.3(e) shall be null and void, and (iii) subject to Section 4.2, the value of the Eligible Employee’s Deferral Account shall be paid to the Eligible Employee in a single cash payment, less applicable withholding taxes, within sixty (60) days following the Change in Control Acceleration Event (the “CIC Payment Date”).  The value of an Eligible Employees’ Deferral Account for purposes of clause (iii) of the immediately preceding sentence shall be equal to the number of common stock units credited to the Eligible Employee’s Deferral Account as of the date of the Change in Control Acceleration Event multiplied by the closing price at which shares of the Company’s stock are sold regular way on the New York Stock Exchange on the last trading day prior to the date of the Change in Control Acceleration Event.  In the event payment to an Eligible Employee is delayed beyond the CIC Payment Date due to the requirements of Section 4.2, the amount due to such Eligible Employee as of the CIC Payment Date shall be increased with interest at the prime rate, as published in The Wall Street Journal, plus 1% per annum, from the CIC Payment Date to the date the Eligible Employee receives payment of the amount due.

(g)Payment Following Death.  An Eligible Employee may designate and change at any time the Beneficiary who is to receive distribution of the vested portion of the Eligible Employee’s Deferral Account in the event of the Eligible Employee’s death.  Any such designation or change shall not be effective until received by the representative of the Company designated by the Committee.  If an Eligible Employee has not properly designated a Beneficiary, if for any reason such designation shall not be legally effective, or if the designated Beneficiary shall predecease the Eligible Employee, then the Eligible Employee’s estate shall be treated as the Beneficiary.

7

In the event of an Eligible Employee’s death prior to distribution of all common stock units credited to the Eligible Employee’s Deferral Account, the Eligible Employee’s Beneficiary shall receive a distribution of the vested portion of such units (in the form of shares of Company common stock and cash for any fractional unit credited to the Deferral Account) as soon as practicable (but in no event later than ninety (90) days) following the Eligible Employee’s death in a single sum payment.

Article IV
Miscellaneous

4.1Amendment or Termination.

The Plan may be terminated or amended in any respect by resolution adopted by a majority of the Board, unless a Change in Control has previously occurred.  If a Change in Control occurs, the Plan shall not be subject to amendment, change, substitution, deletion, revocation or termination in any respect which adversely affects the rights of Eligible Employees with respect to any Performance Period that began before the date of the Change in Control.

4.2Code Section 409A.

Notwithstanding anything in the Plan to the contrary, if any amount or benefit that the Company determines would constitute non-exempt “deferred compensation” for purposes of Section 409A of the Code would otherwise be payable or distributable under this Plan by reason of an Eligible Employee’s Separation from Service, then to the extent necessary to comply with Code Section 409A:

(a)if the payment or distribution is payable in a lump sum, the Eligible Employee’s right to receive payment or distribution of such non-exempt deferred compensation will be delayed until the earlier of the Eligible Employee’s death or the seventh month following the Eligible Employee’s Separation from Service; and

(b)if the payment or distribution is payable over time, the amount of such non-exempt deferred compensation that would otherwise be payable during the six (6) month period immediately following the Eligible Employee’s Separation from Service will be accumulated and the Eligible Employee’s right to receive payment or distribution of such accumulated amount will be delayed until the earlier of the Eligible Employee’s death or the seventh month following the Eligible Employee’s Separation from Service and paid on the earlier of such dates, without interest, and the normal payment or distribution schedule for any remaining payments or distributions will commence.

4.3Special Provisions for Certain Eligible Employees.

All Performance Awards for Eligible Employees subject to Section 16(b) of the Securities Exchange Act of 1934 shall be deemed to include any such additional terms, conditions, limitations and provisions as Rule 16b-3 requires.

8

4.4Limited Effect of Restatement.

This instrument amends and restates the Plan effective for Performance Periods beginning after the Effective Date.  Nothing in this instrument shall in any way change, alter or affect the terms of any Performance Award or the time, amount or payment due with respect to any Performance Award earned under the Plan for any Performance Period that began prior to the Effective Date.

9

APPENDIX B

NUCOR CORPORATION

SENIOR OFFICERS LONG-TERM INCENTIVE PLAN

as amended and restated effective February 21, 2022

NUCOR CORPORATION

SENIOR OFFICERS LONG-TERM INCENTIVE PLAN

ARTICLE I INTRODUCTION		1
ARTICLE II DEFINITIONS		1
Adjusted Net Earnings		1
Average Invested Capital		1
Beneficiary		1
Change in Control Accleration Event		1
Compensation		1
Deferral Account		2
Deferral Agreement		2
Eligible Employee		2
Employee		2
General Industry Group		2
Invested Capital		2
Performance Award		2
Performance Objectives		2
Performance Period		3
Plan		3
Restricted Stock Performance Award		3
Return on Average Invested Capital		3
Separation from Service		3
Steel Peer Group		3
Target Performance Award		3
ARTICLE III PERFORMANCE AWARDS		4
3.1	Performance Awards	4
3.2	Performance Award Payments	7
3.3	Deferrals of Restricted Stock Performance Awards	8
ARTICLE IV MISCELLANEOUS		10
4.1	Amendment or Termination	10
4.2	Code Section 409A	10
4.3	Local Law Adjustments; Sub-Plans	11
4.4	Special Provisions for Certain Eligible Employees	11
4.5	Limited Effect of Restatement	11

NUCOR CORPORATION

SENIOR OFFICERS LONG-TERM INCENTIVE PLAN

ARTICLE I
Introduction

This Plan constitutes a supplement to the Nucor Corporation 2014 Omnibus Incentive Compensation Plan (the “Omnibus Plan”) and sets for the terms and provisions applicable to annual incentive compensation that may be earned by the Company’s senior officers.  The terms and provisions of the Omnibus Plan, including its definitions, are incorporated into this Plan by reference.  In the event of any conflict or inconsistency between the Plan and this Plan, the terms and provisions of the Omnibus Plan shall govern and control.

ARTICLE II
Definitions

As used herein, the following words and phrases shall have meanings set forth below unless the context clearly indicates otherwise:

Adjusted Net Earnings for a Performance Period means the consolidated net earnings attributable to stockholders reported by the Company for the Performance Period in accordance with generally accepted accounting principles, before reported extraordinary items, but after charges or credits for taxes measured by income and Performance Awards under this Plan and performance awards under the Nucor Corporation Senior Officers Annual Incentive Plan.

Average Invested Capital for a Performance Period means the average of the Invested Capital of the Company as of the last day of the immediately preceding Performance Period and the last day of each fiscal quarter in the Performance Period.

Beneficiary means the person or persons designated by an Eligible Employee who are to receive any amounts payable under the Plan following the death of the Eligible Employee.

Change in Control Acceleration Event means a Change in Control that also constitutes a change in the ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company under Section 409A of the Code.

Compensation for a Performance Period means the annual base salary rate payable to an Eligible Employee as of the beginning of a Performance Period (or, if later, the date the Eligible Employee commences participation in the Plan), before reduction pursuant to any plan or agreement between the Eligible Employee and the Company or any Subsidiary whereby compensation is deferred, including, without limitation, a plan whereby compensation is deferred in accordance with Code Section 401(k) or reduced in accordance with Code Section 125.  Compensation shall not include any other form of compensation, whether taxable or non-taxable, including, but not limited to, annual or long-term incentive compensation, commissions, gains from the exercise or vesting of stock options, restricted stock or other equity-based awards or any other forms of additional compensation.

Deferral Account means the individual bookkeeping account maintained by the Company for an Eligible Employee to record the deferral of the Eligible Employee’s Restricted Stock Performance Awards and any restricted stock awards previously deferred under the substantially similar provisions of the predecessors to this Plan.

Deferral Agreement means the agreement or agreements entered into by an Eligible Employee which provide for the deferral of the Eligible Employee’s Restricted Stock Performance Award for a Performance Period.

Eligible Employee means any Employee who is a senior officer of the Company or a Subsidiary and designated by the Committee as an Eligible Employee.

Employee.  Employee means any person who is employed by the Company, including any such person who also serves as a member of the Board.

General Industry Group for a Performance Period means a group of not less than ten (10) companies designated by the Committee not later than ninety (90) days after the beginning of the Performance Period which are engaged in capital intensive industries and classified in either the Materials Sector or the Industrials Sector of the Global Industry Classification Standard.

Invested Capital means the sum of (a) long-term debt (comprising bonds, debentures and promissory notes having a maturity at the time of execution of more than one (1) year), (b) issued capital stock, (c) additional paid-in capital and (d) earnings retained in the business and reserves created by appropriations therefrom, minus the cost of treasury stock, all as shown in the Company’s consolidated balance sheet.

Performance Award means the incentive compensation awarded and payable to an Eligible Employee pursuant to Section 3.1 for a Performance Period.

Performance Objectives means the achievement of one or more of the following criteria, or such other criteria, as may be determined by the Committee: (a) Return on Average Invested Capital; (b) revenue performance; (c) earnings before interest, taxes, depreciation and amortization; (d) earnings before interest, taxes and amortization; (e) operating income; (f) pre- or after-tax income; (g) cash flow; (h) cash flow per share; (i) net earnings attributable to stockholders; (j) earnings per share; (k) return on invested capital; (l) return on assets; (m) economic value added (or an equivalent metric); (n) stock price performance; (o) total stockholder return; (p) improvement in or attainment of expense levels; (q) improvement in or attainment of working capital levels; or (r) debt reduction.  Any of the Performance Objectives set forth above may measure performance on a Company-wide basis or with respect to one or more business units, divisions or Subsidiaries, and either in absolute terms, relative to the performance of one or more similarly situated companies, relative to the performance of an index covering a peer group of companies, relative to the performance of a group of designated companies, or other external measures of the selected Performance Objective.

Performance Period means:

2

(a)the one (1) fiscal year period commencing on the January 1 coinciding with or immediately preceding the date an Eligible Employee commences participation in the Plan and ending on the immediately succeeding December 31;

(b)the two (2) fiscal year period commencing on the January 1 coinciding with or immediately preceding the date an Eligible Employee commences participation in the Plan and ending on December 31 of the immediately succeeding fiscal year; and

(c)each period of three (3) consecutive fiscal years of the Company commencing on the January 1 coinciding with or immediately preceding the date an Eligible Employee commences participation in the Plan and on each January 1 thereafter.

Plan,as used in this Appendix B, means the Nucor Corporation Senior Officers Long-Term Incentive Plan, as set forth herein and as amended from time to time.

Restricted Stock Performance Award is defined in Section 4.2.

Return on Average Invested Capital for a Performance Period means an amount, expressed as a percentage, determined by dividing (a) the Company’s Adjusted Net Earnings for the Performance Period by (b) the Company’s Average Invested Capital for the Performance Period.

Separation from Service means the termination of an Eligible Employee’s employment with the Company, provided such termination also constitutes a separation from service under Section 409A of the Code.

Steel Peer Group for a Performance Period means a group of not less than five (5) steel industry competitors (or such other minimum number as may be selected by the Committee) designated by the Committee not later than ninety (90) days after the beginning of the Performance Period.

Target Performance Award for an Eligible Employee for a Performance Period means that number of shares of the Company’s common stock determined by dividing (a) the target award percentage of the Eligible Employee’s Compensation set  by the Committee for the Performance Period by (b) the closing price at which shares of the Company’s common stock are sold regular way on the New York Stock Exchange on the last trading day immediately preceding the beginning of the Performance Period.  The Target Performance Award shall not be rounded up or down to a whole number of shares.

Notwithstanding the foregoing, in the event (i) an Eligible Employee commences participation in the Plan effective as of any day other than January 1, (ii) the employment of an Eligible Employee terminates during a Performance Period on or after the date the Eligible Employee attains age fifty-five (55) or due to the Eligible Employee’s death or disability, or (iii) an Employee ceases for any reason to be an Eligible Employee during a Performance Period on or after the date the Eligible Employee attains age fifty-five (55) (but remains an Employee), then in any of such events, the Eligible Employee’s Target Performance Award shall be adjusted by multiplying such Target Performance Award by a fraction, the numerator of which is the number of complete calendar months during the Performance Period that the Eligible Employee

3

was employed by the Company and participating in the Plan, and the denominator of which is the total number of calendar months in the Performance Period.

ARTICLE III
Performance Awards

3.1Performance Awards.

(a)Performance Objectives.  Performance Awards shall be earned under the Plan for a Performance Period based on the level of the Company’s achievement of Performance Objectives selected by the Committee.  The maximum Performance Award that may be made to an Eligible Employee with respect to any Performance Period shall be two (2) times the Eligible Employee’s Target Performance Award for the Performance Period.

(b)Awards Based on Relative Return on Average Invested Capital.  To the extent the Committee determines to base Performance Awards under the Plan on the Company’s relative Return on Average Invested Capital, such Performance Awards shall be determined in accordance with this Section 3.1(b).

(i)Steel Peer Group.  Fifty percent (50%) of the maximum Performance Award for a Performance Period (i.e., 100% of the number of shares of the Company’s common stock comprising the Eligible Employee’s Target Performance Award for the Performance Period) shall be available for award based on the Company’s Return on Average Invested Capital for the Performance Period relative to the return on average invested capital of each company in the Steel Peer Group for the Performance Period.  Not later than ninety (90) days after the beginning of each Performance Period, the Committee shall designate, in writing, the amount of the Performance Award that will be made to each Eligible Employee, expressed as a percentage of the number of shares comprising the Eligible Employee’s Target Performance Award for the Performance Period, for levels of Return on Average Invested Capital for the Performance Period when ranked against the return on average invested capital of the members of the Steel Peer Group for the Performance Period.

(ii)General Industry Group.  The remaining fifty percent (50%) of the maximum Performance Award for a Performance Period (i.e., 100% of the number of shares of the Company’s common stock comprising the Eligible Employee’s Target Performance Award for the Performance Period) shall be available for award based on the Company’s Return on Average Invested Capital for the Performance Period relative to the return on average invested capital of each company in the General Industry Group for the Performance Period.  Not later than ninety (90) days after the beginning of each Performance Period, the Committee shall designate, in writing, the amount of the Performance Award that will be made to each Eligible Employee, expressed as a percentage of the number of shares comprising the Eligible Employee’s Target Performance Award for the Performance Period, for levels of Return on Average Invested Capital for the

4

Performance Period when ranked against the return on average invested capital of the members of the General Industry Group for the Performance Period.

The Committee’s designation of the amount of the Performance Award for the Company’s rankings against the Steel Peer Group and the General Industry Group shall provide approximately equal progression in the amount of the award from the minimum to the maximum amount that may be awarded under Section 3.1(b).  The Company’s Steel Peer Group and General Industry Group rankings shall be based on the most recent available financial information for the members of the Steel Peer Group and General Industry Group.

(c)Performance Objectives Adjustments; Reduction or Forfeiture of Performance Awards.  Notwithstanding the foregoing provisions of this Section 3.1:

(i)The Committee may adjust, modify or amend the Performance Objectives, either in establishing the criteria or in determining the extent to which any Performance Objectives has been achieved.  In particular, the Committee shall have the discretionary authority to make equitable adjustments to the Performance Objectives where necessary (A) in response to any reduction in the number of members of the General Industry Peer Group or Steel Peer Group that may occur during a Performance Period, (B) to account for differences in accounting principles used by members of the General Industry Peer Group or Steel Peer Group to report their financial performance, (C) in response to changes in applicable laws or regulations, (D) to account for items of gain, loss or expense that are related to the disposal (or acquisition) of a business or change in accounting principles that was not anticipated, (E) to account for unusual or non-recurring transactions that were not anticipated, or (F) to reflect other unusual, non-recurring or unexpected items similar in nature to the foregoing as determined in good faith by the Committee.  Any such adjustments may be made with respect to the performance of any Subsidiary, division or operating unit, as applicable, and shall be made in a consistent manner for year-to-year.

(ii)If the Company has no reported net earnings for a Performance Period that ends prior to a Change in Control, no Performance Awards will be made with respect to the Performance Period.

(iii)The Committee in its sole and exclusive discretion may reduce (including a reduction to zero) the amount of the Performance Awards otherwise payable to Eligible Employees under the Plan for a Performance Period that ends prior to a Change in Control, provided the same percentage reduction is made to all of the Performance Awards otherwise payable for the Performance Period.

(iv)If the employment of an Eligible Employee is terminated during a Performance Period prior to the Eligible Employee’s attainment of age fifty-five (55) for any reason other than the Eligible Employee’s death or disability, the Eligible Employee shall not receive any Performance Award under the Plan for the Performance Period.

5

(v)If an Employee ceases to be an Eligible Employee during a Performance Period for any reason (including due to a change in position or title) prior to the date the Eligible Employee attains age fifty-five (55), the Employee shall not receive any Performance Award under the Plan for the Performance Period.

(d)Performance Awards Following a Change in Control.  Notwithstanding the foregoing provisions of this Section 3.1 or the second paragraph of the definition of Target Performance Award,

(i)the Performance Award for each Performance Period in progress when a Change in Control occurs shall be equal to the greater of (A) the Performance Award calculated based on the Company’s achievement of the Performance Objectives for the Performance Period through the end of the calendar quarter immediately preceding the Change in Control or (B) the Eligible Employee’s Target Performance Award for such Performance Period; and

(ii)if an Eligible Employee experiences a Separation from Service during any such Performance Period due to an involuntary termination of the Eligible Employee’s employment by the Company without Cause or the Eligible Employee’s resignation with Good Reason, the Eligible Employee shall be entitled to receive a Performance Award equal to the amount described in Section 3.1(d)(i) without any adjustment due to such Separation from Service, and subject to Section 4.2, such Performance Award shall be paid to the Eligible Employee in a single cash payment, less applicable withholding taxes, within sixty (60) days following the Eligible Employee’s Separation from Service.  In the event payment to an Eligible Employee is delayed beyond the due date prescribed in the immediately preceding sentence due to the requirements of Section 4.2, the amount due to the Eligible Employee as of the such date shall be increased with interest at the prime rate, as published in The Wall Street Journal, plus 1% per annum, from the due date of the payment to the date the Eligible Employee receives payment of the amount due.

3.2Performance Award Payments.

(a)Time of Payments.  An Eligible Employee’s Performance Award shall be paid by the Company to the Eligible Employee within thirty (30) days after the later of (i) the completion of the independent audit of the Company’s financial statements for the Performance Period or (ii) the date the Committee certifies in writing the amount of Performance Awards payable under Section 3.1.  In no event, however, shall payment of a Performance Award be made later than two and one-half (2½) months after the end of the Performance Period for the Performance Award.

(b)Form of Payments Prior to a Change in Control.  The value of fifty percent (50%) of the shares comprising an Eligible Employee’s Performance Award for a Performance Period ending prior to a Change in Control, determined by multiplying the number of such shares by the closing price at which shares of the Company’s common

6

stock are sold regular way on the New York Stock Exchange on the last trading day of the Performance Period, shall be paid to the Eligible Employee in cash, less applicable payroll and withholding taxes.  The remaining fifty percent (50%) of the shares comprising the Eligible Employee’s Performance Award shall be rounded down to the next lower whole number of shares.  Such whole number of shares shall constitute the Eligible Employee’s “Restricted Stock Performance Award” and shall be delivered to the Eligible Employee, unless the Eligible Employee makes an election in accordance with Section 3.3 to defer payment of the Restricted Stock Performance Award.

(c)Vesting of Restricted Stock Performance Awards.  The Restricted Stock Performance Award shares shall become vested in the Eligible Employee (i) upon the Eligible Employee’s attainment of age fifty-five (55) while employed by the Company, (ii) in the event the Eligible Employee dies or becomes disabled while employed by the Company, (iii) in the event the Eligible Employee’s employment with the Company is terminated after a Change in Control due to an involuntary termination by the Company without Cause or the Eligible Employee’s resignation with Good Reason or (iv) if earlier than any of the foregoing events, in installments based on the Eligible Employee’s continued employment with the Company or a Subsidiary through each of the following vesting dates:

Vesting Date	Vested Portion of Restricted Stock Performance Award
1st anniversary of payment date	33-1/3%
2nd anniversary of payment date	66-2/3%
3rd anniversary of payment date	100%

In the event an Eligible Employee’s employment with the Company and its Subsidiaries terminates for any reason, the Eligible Employee shall, for no consideration, forfeit to the Company coincident with such termination all shares in the Restricted Stock Performance Award that have not become vested in the Eligible Employee pursuant to the foregoing provisions of this Section 3.2(c).

(d)Form of Payments After a Change in Control.  The value of one hundred percent (100%) of the shares comprising an Eligible Employee’s Performance Award for a Performance Period ending after a Change in Control, determined by multiplying the number of such shares by the closing price at which shares of the Company’s common stock are sold regular way on the New York Stock Exchange on the last trading day prior to the Change in Control shall be paid to the Eligible Employee in cash, less applicable payroll and withholding taxes.  No amount payable to an Eligible Employee under this Section 3.2(d) after a Change in Control Acceleration Event shall be subject to deferral and shall be paid to the Eligible Employee pursuant to this Section notwithstanding the terms of any Deferral Agreement that would otherwise apply to the payment in the absence of a Change in Control.

3.3Deferrals of Restricted Stock Performance Awards.

7

(a)Deferral Agreement.  Each Eligible Employee may elect, by entering into a Deferral Agreement with the Company, to defer payment of all (and not less than all) of the Restricted Stock Performance Award otherwise payable to the Eligible Employee for a Performance Period.  To be effective to defer the payment of a Restricted Stock Performance Award, an Eligible Employee must complete and return a Deferral Agreement to the Company in accordance with procedures established by the Committee for such purpose on or before the date that is six (6) months before the end of the Performance Period; provided, however, an Employee who first becomes an Eligible Employee during a Performance Period shall not be permitted to enter into a Deferral Agreement for the deferral of a Restricted Stock Performance Award for such Performance Period.

An Eligible Employee’s Deferral Agreement shall be effective for one Performance Period.  Therefore, an Eligible Employee must complete and sign a Deferral Agreement and return the agreement to the representative of the Company designated by the Committee on or before the date that is six (6) months before the end of the Performance Period for which a deferral of a Restricted Stock Performance Award is intended to be made.

(b)Deferral Accounts.  In the event an Eligible Employee defers the payment of a Restricted Stock Performance Award, the number of shares comprising such award shall be converted into an equivalent number of common stock units, and such units shall be credited to a Deferral Account established and maintained in the Eligible Employee’s name on the books and records of the Company.

(c)Dividend Equivalent Payments; Adjustments to Common Stock Units.  The Company shall pay to each Eligible Employee in cash, less applicable payroll and withholding taxes, within thirty (30) days after the payment date of any cash dividend with respect to shares of the Company’s common stock a dividend equivalent payment equal to the number of common stock units credited to the Eligible Employee’s Deferral Account as of the record date for such dividend multiplied by the per share amount of the dividend.

In the event a dividend with respect to shares of the Company’s common stock shall be declared and paid in additional shares or in the event the outstanding shares of the Company’s common stock shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation or changed into or exchanged for cash or property or the right to receive cash or property, then the Committee shall in its discretion equitably adjust the common stock units credited to the Deferral Accounts under the Plan to prevent substantial dilution or enlargement of the rights of Eligible Employees under the Plan.

(d)Vesting.  An Eligible Employee shall become vested in the common stock units credited to the Eligible Employee’s Deferral Account in accordance with the vesting provisions of Section 3.2(b) that would have applied to the Restricted Stock Performance Award shares from which such units were derived.

8

(e)Payment of Deferral Accounts.  Subject to Section 4.2, the vested portion of an Eligible Employee’s Deferral Account shall be paid to the Eligible Employee no earlier than fifteen (15) days and no later than ninety (90) days after the Eligible Employee’s Separation from Service.  The form of payment shall be one share of the Company’s common stock for each common stock unit and cash for any fractional unit credited to the vested portion of the Deferral Account.

In accordance with procedures established by the Committee, but in no event later than the date an Eligible Employee enters into his or her first Deferral Agreement with the Company under the Plan, the Eligible Employee may elect a single sum payment of the Eligible Employee’s Deferral Account or payment in installments over a term certain of not more than five (5) years.  In the event an Eligible Employee fails to make a valid method of payment election, the Eligible Employee shall be deemed to have elected payment of the Eligible Employee’s Deferral Account in a single sum payment of shares of Company common stock and cash for any fractional unit credited to the vested portion of the Deferral Account.  Subject to the immediately succeeding paragraph, an Eligible Employee’s method of payment election shall be irrevocable and remain in effect for all common stock units credited to the Eligible Employee’s Deferral Account in respect of Restricted Stock Performance Awards for all Performance Periods beginning after the date the election is made.

Notwithstanding the immediately preceding paragraph, each Eligible Employee who made a method of payment election prior to January 1, 2019 may make a new payment election during the period beginning November 1, 2019 and ending December 31, 2019, and if an Eligible Employee makes a new payment election, the new payment election shall be irrevocable and remain in effect for all common stock units credited to the Eligible Employee’s Deferral Account in respect of Restricted Stock Performance Awards for all Performance Periods ending on and after December 31, 2020.

(f)Payment Following Death.  An Eligible Employee may designate and change at any time the Beneficiary who is to receive distribution of the vested portion of the Eligible Employee’s Deferral Account in the event of the Eligible Employee’s death.  Any such designation or change shall not be effective until received by the representative of the Company designated by the Committee.  If an Eligible Employee has not properly designated a Beneficiary, if for any reason such designation shall not be legally effective, or if the designated Beneficiary shall predecease the Eligible Employee, then the Eligible Employee’s estate shall be treated as the Beneficiary.

(g)Payment Following a Change in Control.  Notwithstanding the foregoing provisions of this Section 3.3, but subject to Section 4.2, the value of the Eligible Employee’s Deferral Account shall be paid to the Eligible Employee in a single cash payment, less applicable withholding taxes, within sixty (60) days following a Change in Control Acceleration Event (the “CIC Payment Date”).  Such value shall be equal to the number of common stock units credited to the Eligible Employee’s Deferral Account as of the date of the Change in Control Acceleration Event multiplied by the closing price at which shares of the Company’s stock are sold regular way on the New York Stock

9

Exchange on the last trading day prior to the date of the Change in Control Acceleration Event.

In the event that payment to an Eligible Employee is delayed beyond the CIC Payment Date due to the requirements of Section 4.2, the amount due to such Eligible Employee as of the CIC Payment Date shall be increased with interest at the prime rate, as published in The Wall Street Journal, plus 1% per annum, from the CIC Payment Date to the date the Eligible Employee receives payment of the amount due.

ARTICLE IV
Miscellaneous

4.1Amendment or Termination.

The Board expressly reserves for itself and for the Committee the right and the power to amend or terminate the Plan at any time.  Unless the Committee otherwise expressly provides at the time the action is taken, no Performance Awards shall be paid to any Eligible Employee on or after the date of any termination of the Plan.

4.2Code Section 409A.

Notwithstanding anything in the Plan to the contrary, if any amount or benefit that the Company determines would constitute non-exempt “deferred compensation” for purposes of Section 409A of the Code would otherwise be payable or distributable under this Plan by reason of an Eligible Employee’s Separation from Service, then to the extent necessary to comply with Code Section 409A:

(a)if the payment or distribution is payable in a lump sum, the Eligible Employee’s right to receive payment or distribution of such non-exempt deferred compensation will be delayed until the earlier of the Eligible Employee’s death or the seventh month following the Eligible Employee’s Separation from Service; and

(b)if the payment or distribution is payable over time, the amount of such non-exempt deferred compensation that would otherwise be payable during the six (6) month period immediately following the Eligible Employee’s Separation from Service will be accumulated and the Eligible Employee’s right to receive payment or distribution of such accumulated amount will be delayed until the earlier of the Eligible Employee’s death or the seventh month following the Eligible Employee’s Separation from Service and paid on the earlier of such dates, without interest, and the normal payment or distribution schedule for any remaining payments or distributions will commence.

4.3Local Law Adjustments; Sub-Plans.

To facilitate the making of any Performance Award under this Plan, the Committee may adopt rules and provide for such special terms for Performance Awards to Eligible Employees who are foreign nationals or who are employed by the Company or any Subsidiary outside of the United States as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom.  Without limiting the foregoing, the Committee is

10

authorized to adopt rules and procedures for the conversion of local currency, taxes, withholding procedures and handling of stock certificates which vary with the customs and requirements of particular countries.  The Company may adopt sub-plans and establish escrow accounts and trusts, and settle Performance Awards in cash in lieu of shares, as may be appropriate or required for particular locations and countries.

4.4Special Provisions for Certain Eligible Employees.

All Performance Awards for Eligible Employees subject to Section 16(b) of the Securities Exchange Act of 1934 shall be deemed to include any such additional terms, conditions, limitations and provisions as Rule 16b-3 requires.

4.5Limited Effect of Restatement

This instrument amends and restates the Plan effective for Performance Periods beginning after the Effective Date.  Nothing in this instrument shall in any way change, alter or affect the terms of any Performance Award or the time, amount or payment due with respect to any Performance Award earned under the Plan for any Performance Period that began prior to the Effective Date.

11